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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11 or §240.14a-12
CTN MEDIA GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CTN MEDIA GROUP, INC.
3350 Peachtree Road
Suite 1500
Atlanta, GA 30326

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 24, 2002

To our Stockholders:

        The Annual Meeting of Stockholders of CTN Media Group, Inc., formerly known as College Television Network, Inc., a Delaware corporation (the "Company"), will be held on Friday, May 24, 2002 at 10:00 a.m. Atlanta time, at the offices of the Company located at 3350 Peachtree Road, Suite 1500, Atlanta, Georgia 30326, to consider and act upon the following matters:

  1.
  to elect up to twelve (12) directors to serve until the 2003 Annual Meeting of Stockholders and until their successors are elected and qualified;

  2.
  to adopt an Amendment to the Amended and Restated Certificate of Incorporation for the Company, which includes: (i) an amendment to effect a reverse stock split and related change in par value of the Company's common stock, and (ii) to increase the authorized and unissued preferred stock by 10,000,000 shares;

  3.
  to ratify and approve the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the current year; and

  4.
  to transact such other business as may properly come before the Annual Meeting or any adjournment of the Meeting.

        Stockholders of record at the close of business on April 5, 2002 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

        All Stockholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors

/s/ PATRICK G. DORAN Patrick G. Doran Chief Financial Officer and Secretary

Atlanta, Georgia

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

CTN MEDIA GROUP, INC.
3350 Peachtree Road
Suite 1500
Atlanta, GA 30326

PROXY STATEMENT

April            , 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

        This Proxy Statement and the enclosed Proxy Card are solicited by the Board of Directors of CTN Media Group, Inc. ("CTN" or the "Company") for use at the Annual Meeting of Stockholders to be held on Friday, May 24, 2002 at 10:00 a.m. Atlanta time, at the offices of the Company located at 3350 Peachtree Road, Suite 1500, Atlanta, Georgia 30326, and at any adjournment of that meeting. All Proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the Proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. A Stockholder may revoke any Proxy at any time before it is exercised by giving written notice to that effect to the Secretary of the Company.

        The Board of Directors has fixed April 5, 2002 as the record date for determining Stockholders who are entitled to vote at the Annual Meeting. At the close of business on April 5, 2002, there were outstanding and entitled to vote 15,086,547 shares of the $.005 par value per share common stock of the Company (the "Common Stock") and 2,176,664 shares of the $.001 par value per share Series A Convertible Preferred Stock of the Company (the "Series A Preferred") and 266,666 shares of the $.001 par value per share Series B Convertible Preferred Stock of the Company (the "Series B Preferred"; collectively the Series A Preferred and Series B Preferred are referred to as "Preferred Stock"). Each share of Common Stock is entitled to one vote, and each share of Preferred Stock is entitled to vote on an as-converted basis based on the number of shares of Common Stock the Preferred Stock was convertible into as set on the date of issuance. As of April 5, 2002, the Preferred Stock was convertible into 14,659,977 shares of Common Stock (the "Voting Preferred Stock"), which excludes dividends.

        The Company's Annual Report to Stockholders for the year ended December 31, 2001 is being mailed to the Company's Stockholders with this Notice of Meeting and Proxy Statement on or about April 24, 2002. The Company will, upon written request of any Stockholder, furnish without charge a copy of its Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission, without exhibits. Exhibits will be provided upon written request and payment of an appropriate processing fee. Please address all such requests to the Company, Attention of Patrick G. Doran, Chief Financial Officer, 3350 Peachtree Road, Suite 1500, Atlanta, Georgia 30326.

        The affirmative vote of the holders of a majority of the aggregate voting power represented by the shares of Common Stock and the Voting Preferred Stock, present or represented at the Annual Meeting, is required for the election of directors, ratification of the amendment to the Company's Certificate of Incorporation, and the ratification of independent accountants.

        Shares of Common Stock and Voting Preferred Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Annual Meeting, regardless of how or whether such shares are voted on any specific proposal. With respect to the required vote on any particular matter, abstentions will be treated as shares present and represented, while votes withheld by nominee recordholders who did not receive specific instructions from the beneficial owners of such shares (so called "broker non-votes") will not be treated as shares present or represented. Thus, for matters that require the affirmative vote of the holders of a majority of the aggregate voting power represented by the shares of Common Stock and Voting Preferred Stock present or represented at the Annual Meeting, abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of March 14, 2002, the beneficial ownership of the Company's outstanding Common Stock and Voting Preferred Stock of (i) each person known by the Company to own beneficially more than 5% of either class of the Company's voting securities, (ii) each member of the Company's Board of Directors and each nominee to serve on the Board of Directors, (iii) each executive officer named in the Summary Compensation Table under the heading "Executive Compensation" below, and (iv) all current directors and executive officers as a group:

	Common Stock Beneficially Owned		Series A Preferred Stock Beneficially Owned		Series B Preferred Stock Beneficially Owned
Name and Address(1) of Beneficial Owner	Number of Shares Common Stock	Percentage of Class(2)	Number of Shares Preferred Stock	Percentage of Class(2)	Number of Shares Preferred Stock	Percentage of Class(2)
U-C Holdings, L.L.C.(3)	33,058,529	90.4%	2,176,664	100%	266,666	100%
Avy H. Stein(4)	33,058,529	90.4%	2,176,664	100%	266,666	100%
Daniel M. Gill(4)	33,058,529	90.4%	2,176,664	100%	266,666	100%
Jason Elkin(5)(6)	1,000	*	—	—	—	—
Patrick G. Doran(5)(7)	265,200	1.7%	—	—	—	—
Neil Dickson(5)(8)	154,545	1.0%	—	—	—	—
Thomas Rocco(5)(9)	16,666	*	—	—	—	—
Christopher G. Boehm(4)	—	—	—	—	—	—
C. Thomas McMillen(10)	75,000	*	—	—	—	—
Hollis W. Rademacher(5)(10)	75,000	*	—	—	—	—
Stephen Roberts(10)(11)	88,320	*	—	—	—	—
James W. Wood(10)	75,000	*	—	—	—	—
Sergio Zyman(5)(10)	75,000	*	—	—	—	—
Steven Haft(10)	75,000	*	—	—	—	—
Robert Callahan	—	—	—	—	—	—
All directors and executive officers as a group (14 persons)(12)	33,959,260	90.7%	2,176,664	100%	266,666	100%

*
Indicates beneficial ownership of less than one (1%) percent.

(1)
The business address of Messrs. Dickson and Doran is 3350 Peachtree Road, Suite 1500, Atlanta, Georgia 30326. The business address of Mr. Elkin and Mr. Wood is 3455 Peachtree Road, Suite 711, Atlanta, Georgia 30326. The business address of Mr. Roberts is c/o The S. Roberts Company, 1321 7th Street, Suite 202, Santa Monica, California 90401. The business address of Mr. Rocco is c/o CTN Media Group, Inc., 32 East 57th Street, New York, New York 10022. The business address of U-C Holdings, L.L.C., Messrs. Stein, Gill and Boehm is c/o Willis Stein & Partners, L.P., One North Wacker Drive, Suite 4800, Chicago, Illinois 60606. The business address of Mr. Rademacher is 55 West Monroe Street, Suite 2530, Chicago, Illinois 60603. The business address of Mr. McMillen is c/o TPF Capital, Inc., 8401 Corporate Drive, Suite 550, Landover, Maryland 20785. The business address of Mr. Haft is c/o Haft International, 130 W. 57th Street, Suite 13A, New York, New York 10019. The business address of Mr. Zyman is Z Marketing, Inc.,

  2695 Buford Highway, Atlanta, Georgia 30324. The business address of Mr. Callahan is c/o Ziff Davis, 28 East 28th Street, 14th Floor, New York, New York 10016. Except as otherwise indicated, each beneficial owner has the sole power to vote and, as applicable, dispose of all shares owned by such beneficial owner.

(2)
For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security that such person or persons have or have the right to acquire within 60 days is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Includes (i) 3,002,026 shares of Common Stock subject to warrants exercisable within 60 days and currently exercisable Equity Protection Agreements entered into between the Company and U-C Holdings, L.L.C. on April 25, 1997; (ii) 2,176,664 shares of Series A Preferred that are presently convertible into 16,762,344 shares of Common Stock; and (iii) 266,666 shares of the Company's $.001 par value per share Series B Convertible Preferred Stock which were acquired by U-C Holdings, L.L.C. on April 5, 2001 and which are presently convertible into 1,717,547 shares of Common Stock including accrued and unpaid dividends that may be paid in stock. U-C Holdings, L.L.C. is a Delaware limited liability company. Willis Stein & Partners, L.P., a Delaware limited partnership, is its Managing Member and has the power to direct the voting and disposition of all of the capital stock held by U-C Holdings, L.L.C. The general partner of Willis Stein & Partners, L.P. is Willis Stein & Partners, L.L.C., a Delaware limited liability company, of which John R. Willis, Avy H. Stein, Daniel M. Gill and Daniel H. Blumenthal are the Founding Members. Each such person may, through Willis Stein & Partners, L.P. be deemed to share the power to direct the voting and disposition of all of the shares held by U-C Holdings, L.L.C. The address of each such entity and person is c/o Willis Stein & Partners, 227 West Monroe Street, Suite 4300, Chicago, Illinois 60606.

(4)
All of such shares are held by U-C Holdings, L.L.C., and Messrs. Stein and Gill may be deemed to beneficially own the securities of the Company owned by U-C Holdings, L.L.C. by virtue of their status as Members of Willis Stein & Partners, L.L.C., the general partner of Willis Stein & Partners, L.P., which serves as the Managing Member of U-C Holdings, L.L.C. as disclosed in footnote 3.

(5)
Does not include shares owned by U-C Holdings, L.L.C., in which Messrs. Elkin, Doran, Dickson, Rocco, Rademacher and Zyman hold management and/or investor units.

(6)
Includes 1,000 shares owned by Mr. Elkin.

(7)
Includes 265,200 shares subject to options exercisable within 60 days.

(8)
Includes 4,545 shares owned by Mr. Dickson and 150,000 shares subject to options exercisable within 60 days.

(9)
Includes 16,666 shares subject to options exercisable within 60 days.

(10)
Includes 75,000 shares subject to options exercisable within 60 days.

(11)
Includes 7,320 shares of Common Stock held by the Roberts Family Trust of 1991, of which Mr. Roberts is co-trustee.

(12)
Includes 3,889,892 shares subject to options and warrants exercisable within 60 days.

PROPOSAL 1
ELECTION OF DIRECTORS

Nominees for Election

        The Board of Directors currently consists of twelve members. At the Annual Meeting of Stockholders, twelve directors will be elected for a one-year term that will expire upon the election and qualification of successor directors at the 2003 Annual Meeting of Stockholders. There are no family relationships between any of the directors or executive officers of the Company.

        Each of the current members of the Board of Directors has been nominated to stand for reelection as a director at the Annual Meeting of Stockholders. The current directors of the Company who have been nominated to stand for re-election are Chris Boehm, Robert Callahan, Jason Elkin, Daniel M. Gill, Steven Haft, C. Thomas McMillen, Hollis W. Rademacher, Stephen Roberts, Thomas Rocco, Avy H. Stein, James Wood, and Sergio Zyman.

        The following reflects certain biographical information on the persons who have been nominated for election to the Board of Directors of the Company at the Annual Meeting of Stockholders:

        CHRISTOPHER G. BOEHM, age 29, has been a director of the Company since October 2001. Mr. Boehm is a Vice President of Willis Stein & Partners, L.L.C., the general partner of Willis Stein & Partners, L.P., a private equity fund formed in December 1995. He has held such position since January 1996. In his current capacity, he is responsible for evaluating new investment opportunities, coordinating due diligence, structuring transactions, negotiating debt and equity financings, working closely with portfolio company management teams on an on-going basis and arranging for the ultimate disposition of investments. Prior to joining Willis Stein in 1996, Mr. Boehm was in the investment banking division at Salomon Brothers Inc, where he was involved with a variety of strategic advisory and corporate finance transactions.

        ROBERT F. CALLAHAN, age 50, has been a director of the Company since October 2001. Mr. Callahan was named Chairman and CEO of Ziff Davis Media, Inc. in October 2001. Ziff Davis Media, Inc. is affiliated with and owned by Willis Stein & Partners, LP. Prior to joining Ziff Davis Media, Mr. Callahan spent twenty years at Capital Cities/ABC/The Walt Disney Company—10 years on the broadcast side and 10 years in publishing. Mr. Callahan was most recently President of the ABC Broadcast Group where he managed the ABC TV Network including: ABC News, ABC Sports, ABC Primetime, ABC Daytime, ABC sales, marketing and financial operations; the 10 ABC-owned TV stations; the 54 ABC-owned radio stations and the ABC Radio Networks. Before moving into radio and television, Callahan held senior positions at Capital Cities' Fairchild Publishing, where he oversaw operations for 13 publications covering cable TV and electronics. Mr. Callahan began his career in planning and account management at Young & Rubicam, McCann Erikson and Wells, Rich, Greene.

        JASON ELKIN, age 54, has been a director of the Company since May 1997 and was Chief Executive Officer of the Company from April 1997 until October 2001. In October 2001, Mr. Elkin departed the Company in order to pursue other activities. Mr. Elkin is currently employed by New Vision Group and is seeking to purchase television stations. From September 1996 until April 1997, Mr. Elkin was a consultant for U.S. Broadcast Group, L.L.P. (which owned and operated seven television stations) and acted as Chief Executive Officer. Mr. Elkin was the Chairman and Chief Executive Officer of Future Vision Television, Inc., which was the general partner of New Vision TV, L.P. from December 1993 until March 1995. Prior to forming New Vision TV, L.P., Mr. Elkin was a television broadcast manager for over 20 years.

        DANIEL M. GILL, age 38, has been a director of the Company since July 19, 1999. Mr. Gill is a founding member of Willis Stein & Partners, L.L.C., the general partner of Willis Stein & Partners, L.P., a private equity fund formed in December 1995. From 1990 until 1995, Mr. Gill was a managing director of Continental Illinois Venture Corporation and was responsible for deal flow origination, investment decision-making, transaction negotiation, portfolio oversight and disposition. Mr. Gill presently serves on the Board of Directors of Racing Champions Corporation.

        STEVEN HAFT, age 52, has been a director of the Company since June 2000. Mr. Haft has been a producer of film and television since 1982. His productions have garnered 7 Oscar nominations, 8 Emmy nominations and a Peabody award. Among Haft Entertainment's productions are Dead Poet's Society, Hocus Pocus, Emma, and Jakob the Liar. Mr. Haft serves as Co-Executive Producer of MAD TV, now in its fifth year on the Fox Network. Prior to entering the entertainment field, Mr. Haft had a 15-year career in politics, law and public policy. He currently serves on the Board of Directors of The Sundance Institute and The Creative Coalition. He is an elected member of both the Academy of Motion Pictures, Arts and Sciences and the Academy of Television Arts and Sciences.

        C. THOMAS McMILLEN, age 49, has been a director of the Company since June 1998. From February 1999 to the present, Mr. McMillen has served as Chairman of the Board of WebHealthy, Inc., an Internet healthcare services company. From November 1999 to the present, Mr. McMillen has also served as Chief Executive Officer and Chairman of the Board of The Risk Group, Inc., a provider of insurance services. Mr. McMillen has also been the Chairman of TPF Capital, a merchant bank in the Washington D.C., area since June 2001. Mr. McMillen served as the Chairman of the Board of Directors and Chief Executive Officer of Complete Wellness Centers, Inc. from November 1994 until February 1999. He was also the President of Complete Wellness Centers, Inc. until April 1996. In 1993, Mr. McMillen formed McMillen and Company, Inc., a health care consulting firm, and subsequently from November 1993 through March 1994, assumed the role of Chief Administrative Officer of Clinicorp, Inc., a publicly-traded physician practice management company. Mr. McMillen was also a director of Clinicorp, Inc., from January 1993 through December 1994. Clinicorp, Inc. filed for Chapter 11 bankruptcy protection in June 1996. From 1987 to 1993, Mr. McMillen served three consecutive terms in the U.S. House of Representatives from the 4th Congressional District of Maryland. He was named by President Clinton to Co-Chair the President's Council on Physical Fitness and sports in 1993 and served until December 1997.

        HOLLIS W. RADEMACHER, age 66, has been a director of the Company since June 1997. Mr. Rademacher is currently a private investor and consultant. From 1987 until his retirement in 1993, he served as Chief Financial Officer of Continental Bank Corporation and Continental Bank, N.A. in Chicago, Illinois. Prior to being named Chief Financial Officer of Continental, he held various positions with that company including Chief Credit Officer and Executive Vice President. Mr. Rademacher currently serves on the board of directors for Wintrust Financial Corporation (and several of its subsidiaries), Schawk, Inc. and The Restaurant Company, as well as a number of other privately held businesses.

        STEPHEN ROBERTS, age 63, has been a director of the Company since January 1991. Mr. Roberts has been the president of The S. Roberts Co., which provides consulting services to the entertainment industry, since August 1985. From 1967 through 1985, Mr. Roberts was the President of Twentieth-Century Fox Telecommunications and a member of the boards of Twentieth Century-Fox Film Corporation and the Chairman of CBS/Fox Company. He began his career in the motion picture industry more than thirty-five years ago. Mr. Roberts was the recipient of the Pioneer Award from the International Tape Association, in recognition of his role in helping to create the international home video business. Mr. Roberts is a member of the Academy of Motion Pictures, Arts and Sciences, and the Academy of Television Arts and Sciences and a former director of the Motion Picture Association of America.

        THOMAS A. ROCCO, age 51, has been a director of the Company since May 2001. Mr. Rocco joined the Company in December 2000 as President of Advertising and has served as the Company's President since January 2001. From February 2000 until December 2000, Mr. Rocco was Vice President at Microcast, Inc., the nation's highest capacity turnkey provider of Internet video streaming services. From 1993 to 1999, Mr. Rocco was Vice President of National Sales for Discovery Networks, where he was responsible for handling sales for Discovery and The Learning Channel and the launches of The Travel Channel, Animal Planet, Discovery Health and BBC America. From 1991 to 1993, Mr. Rocco served as Vice President, Client Marketing and Sales Development for the NBC Television Network, where he worked directly with clients and their agencies to better market their product through NBC services and properties.

        AVY H. STEIN, age 47, has been a director of the Company since May 1997. Mr. Stein is a founding member of Willis Stein & Partners, L.L.C., the general partner of Willis Stein & Partners, L.P., a private equity fund formed in December 1995. From 1989 until 1994, Mr. Stein was a managing director of Continental Illinois Venture Corporation ("CIVC") and was responsible for deal flow origination, investment decision-making, transaction negotiation, portfolio oversight and disposition. From 1980 until 1983, Mr. Stein was an attorney with the law firm of Kirkland & Ellis. From 1984 until 1985, Mr. Stein was President of Cook Energy Corporation, an oil and gas exploration and production company and Vice President of Corporate Planning and Legal Affairs at Cook International, Inc. In 1985, he founded and became Chief Executive Officer and majority shareholder of Regent Corporation, which focused on making and managing acquisitions in the electronic security and personal emergency response industries. From 1988 until joining CIVC in 1989, Mr. Stein was a special consultant on acquisitions, dispositions and restructurings to the Chief Executive Officer of NL Industries, Inc. and its affiliates. Mr. Stein presently serves on the Boards of Directors of Racing Champions Corporation and Tremont Corporation.

        JAMES W. WOOD, age 39, has been a director of the Company since April 1998. Mr. Wood had served as the Managing Director of Media Communications for First Union Securities in Charlotte, North Carolina from September 1986 until December 2001. He is currently Chief Financial Officer at New Vision Group.

        SERGIO ZYMAN, age 56, has been a director of the Company since February 1999. Mr. Zyman has served as president of Sergio Zyman & Company, a consulting and investment company, since November 1998. From May 1999 through the present, Mr. Zyman has also served as Chief Executive Officer and Chairman of the Board of Zyman Marketing, a provider of marketing knowledge. From August 1993 until November 1998, Mr. Zyman served as Chief Marketing Officer of The Coca-Cola Company. Mr. Zyman presently serves on the Board of Directors of Gap, Inc.

        The Board of Directors of the Company recommends that Stockholders vote for the election of each of the nominees to serve on the Board of Directors as named above.

Committees of the Board of Directors

        The Board of Directors has established a Stock Option and Compensation Committee, on which Messrs. Rademacher and Roberts served throughout 2001. The Board of Directors has also established an Audit Committee, comprised of a majority of independent directors, on which Messrs. Rademacher, Roberts, and Wood served throughout 2001. The Stock Option and Compensation Committee is responsible for reviewing and recommending salaries, bonuses and other compensation for the Company's executive officers. The Stock Option and Compensation Committee also is responsible for administering the Company's stock option plans and for establishing the terms and conditions of all stock options granted under these plans. The Company does not have a standing nominating committee. The Board of Directors also established an Executive Committee on February 15, 1999 to which the Board delegated substantial authority for the types of actions that can be taken by the full Board of Directors. The members of the Executive Committee prior to Mr. Elkin's resignation as CEO were Messrs. Elkin, Stein and Rademacher. On October 24, 2001, the Board of Directors established a new executive committee comprised of Messrs. Gill, Stein, Rademacher and Callahan.

        The Board of Directors also has a Special Finance Committee comprised of Messrs. McMillen, Roberts, Haft and Wood. This committee is comprised of directors who have no affiliation to U-C

Holdings, L.L.C. and is mainly responsible for reviewing transactions involving financing by U-C Holdings, L.L.C. to the Company.

Compensation Committee Report on Executive Compensation

        The Stock Option and Compensation Committee of the Company's Board of Directors has furnished the following report on Executive Compensation in accordance with the rules and regulations of the Securities and Exchange Commission. This report outlines the duties of the Committee with respect to executive compensation, the various components of the Company's compensation program for executive officers and other key employees, and the basis on which the 2001 compensation was determined for the executive officers of the Company, with particular detail given to the 2001 compensation for the Company's Chief Executive Officer.

        The Committee's overall objective is to establish a compensation policy that will (i) attract, retain and reward executives who contribute to achieving the Company's business objectives; (ii) motivate executives to obtain these objectives; and (iii) align the interests of executives with those of the Company's long-term investors. The Company compensates executive officers with a combination of salary and incentives designed to focus their efforts on maximizing both the near-term and long-term financial performance of the Company. In addition, the Company's compensation program rewards individual performance that furthers Company goals. The executive compensation program includes the following: (i) base salary; (ii) incentive bonuses; (iii) long-term equity incentive awards in the form of stock option grants; and (iv) other benefits. Each executive officer's compensation package is designed to provide an appropriately weighted mix of these elements, which cumulatively provide a level of compensation roughly equivalent to that paid by companies of similar size and complexity.

        Base Salary.    Base Salary levels for each of the Company's executive officers, including the Chief Executive Officer and President, are generally set within a range of base salaries that the Committee believes are paid to similar executive officers at companies deemed comparable based on the similarity in revenue level, industry segment and competitive employment market to the Company. In addition, the Committee generally takes into account the Company's past financial performance and future expectations, as well as the performance of the executives and changes in the executives' responsibilities.

        Incentive Bonuses.    The Committee recommends the payment of bonuses to provide an incentive to executive officers to be productive over the course of each fiscal year. These bonuses are awarded only if the Company achieves or exceeds certain corporate performance objectives. The incentive bonus to each executive officer is based on the individual executive's performance as it relates to the Company's performance.

        Equity Incentives.    Stock options are used by the Company for payment of long-term compensation to provide a stock-based incentive to improve the Company's financial performance and to assist in the recruitment, retention and motivation of professional, managerial and other personnel. Generally, stock options are granted to executive officers from time to time based primarily upon the individual's actual and/or potential contributions to the Company and the Company's financial performance. Stock options are designed to align the interests of the Company's executive officers with those of its shareholders by encouraging executive officers to enhance the value of the Company, the price of the Common Stock, and hence, the shareholder's return. In addition, the vesting of stock options over a period of time is designed to create an incentive for the individual to remain with the Company. The Company has granted options to the executives on an ongoing basis to provide continuing incentives to the executives to meet future performance goals and to remain with the Company. During the fiscal year ended December 2001, options to purchase an aggregate of 150,000 shares of Common Stock were granted to the Company's executive officers.

        Other Benefits.    Benefits offered to the Company's executive officers are provided to serve as a safety net of protection against the financial catastrophes that can result from illness, disability, or death. Benefits offered to the Company's executive officers are substantially the same as those offered to all of the Company's regular employees.

        Chief Executive Officer and President.    The Committee annually reviews the performance and compensation of the Chief Executive Officer and President based on the assessment of their past performance and its expectation of their future contributions to the Company's performance. Jason Elkin has served as the Company's Chief Executive Officer since April 1997. For the twelve-month period commencing on May 1, 2001, Mr. Elkin's base salary was set at $620,730. Mr. Elkin left the Company and a new Chief Executive Officer has not been appointed, although Mr. Rocco serves as President and Principal Executive Officer for the Company. In 2001, Mr. Rocco was paid $515,846. The Committee believes the compensation paid to Mr. Elkin and Mr. Rocco was reasonable.

Stock Option and Compensation Committee

Hollis Rademacher Stephen Roberts

Report of the Audit Committee

        The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

        In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

        With respect to the Company's outside auditors, the Committee, among other things, discussed with PricewaterhouseCoopers LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        During the year, the Board examined the composition of the Audit Committee in light of the adoption by the National Association of Securities Dealers of new rules governing audit committees. Based upon this examination, the Board confirmed that all three members of the Audit Committee are "independent" within the meaning of the new rules. In addition, the Audit Committee has adopted a charter which governs its operations. On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Audit Committee

Hollis Rademacher, Chairman James Wood Steven Roberts

Meetings of the Board of Directors and its Committees

        During the year ended December 31, 2001, the Board of Directors of the Company held five meetings. The Stock Option and Compensation Committee acted four times by written consent in lieu of a meeting. The Audit Committee held four meetings, and the Special Finance Committee held two meetings. Mr. Zyman missed more than 25% of the meetings of the Board of Directors. Each of the other directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served, in each case during the periods that he served.

Compensation of Directors

        Directors of the Company are reimbursed for reasonable travel and lodging expenses incurred in attending meetings of the Board of Directors and any committees on which they may serve. Directors do not presently receive any fees for attendance or participation at Board or committee meetings. The Company also has adopted the Outside Directors' 1996 Stock Option Plan (the "Outside Directors' Plan"), pursuant to which grants of options to purchase shares of Common Stock may be made to members of the Board of Directors who are not employees of the Company ("Eligible Directors"). A person who satisfies the definition of Eligible Director is not automatically entitled to option grants under the Outside Directors' Plan. The Board of Directors has the authority under the Outside Directors' Plan to determine whether, when and in what amount option grants will be made to Eligible Directors, and the Board is not required to grant the same number of options to different Eligible Directors. In 2001, the Board of Directors did not grant any options of Common Stock pursuant to the Outside Directors' Plan.

Related Party Transactions

        The Company entered into a Consulting and Equity Purchase Agreement with Sergio Zyman, a director of the Company, on March 26, 1999, pursuant to which Mr. Zyman provides consulting services to the Company in connection with the development, branding, expansion, direction, operation, management and sales of the Company. The agreement has an indefinite term that ends upon 90 days written notice by either party to the other party. Pursuant to the agreement, the Company will pay Mr. Zyman a cash payment of up to 10% of all increases in the Company's revenue in which Mr. Zyman assists the Company in developing, achieving and/or closing. To date, nothing has been paid to Mr. Zyman with respect to this provision. The agreement further provides that, if Mr. Zyman obtains a purchaser for the Company in a transaction that is accepted by the Company and closed, he will receive a 1% to 3% broker's fee based on the value of the transaction. Mr. Zyman is also entitled to receive 50 Management Units in U-C Holdings, L.L.C. for each $5,000,000 increase in revenue received by the Company based upon the assistance, development and contacts of Mr. Zyman, provided that Mr. Zyman is still serving as a member of the Board of Directors of the Company. In addition, the agreement provides that Mr. Zyman shall receive, for a cost of $200, 200 Management Units of U-C Holdings, L.L.C., which are fully vested.

        Stephen Roberts, a director of the Company, is also the President of The S. Roberts Company, which is a sales representative for the Company. During the fiscal year ended December 31, 2001, in the ordinary course of business, the Company paid sales commissions to the S. Roberts Company of approximately $48,000. During the fiscal year ended December 31, 2000, in the ordinary course of business, the Company paid sales commissions to The S. Roberts Company of approximately $110,000.

        The Company owned iD8 Marketing, formerly Sadler Streib & Loveless Marketing ("iD8"). iD8 ceased operations on July 31, 2001. The founder of iD8, Sharon Sadler, is the spouse of Jason Elkin, former Chairman and Chief Executive Officer of the Company.

        The Company employed two individuals, Dennis Elkin and Eric Sadler, who are related to Jason Elkin, the former Chairman and Chief Executive Officer of the Company. Total compensation paid (including fringe benefits) to Dennis Elkin in 2001 was approximately $72,000. In addition, the Company granted to Dennis Elkin 1,750 stock options valued at approximately $0 during 2001 pursuant to the Company's 1996 Stock Incentive Plan. Total compensation paid (including fringe benefits) to Mr. Sadler in 2001 was approximately $73,678. In addition, the Company granted to Mr. Sadler 2,000 stock options valued at approximately $0 during 2001 pursuant to the Company's 1996 Stock Incentive Plan. Mr. Sadler transferred to Market Place Media in March 2001 and left the Company in August 2001. Mr. Sadler received severance through December 15, 2001.

Executive Officers

        The executive officers of the Company are as follows:

Name	Age	Title
Thomas Rocco	51	President
Patrick Doran	45	Chief Financial Officer and Secretary
Neil Dickson	42	Chief Operating Officer, Treasurer and General Counsel

        See "Election of Directors" for biographical information relating to Mr. Rocco. The following reflects certain biographical information for Mr. Doran and Mr. Dickson:

        PATRICK G. DORAN, age 45, has served as the Chief Financial Officer and Secretary of the Company since September 1997. Mr. Doran also served as Treasurer of the Company from September 1997 until April 2000. Mr. Doran was the Vice President-Operations and Planning for Turner Pictures Worldwide Distribution, a division of Turner Broadcasting System, Inc., from January 1994 until June 1997, and he served as Vice President-Group Controller for the Syndication and Licensing Group of Turner Broadcasting System, Inc. from September 1987 until December 1993. Prior to joining Turner Broadcasting, Mr. Doran held various managerial and executive positions at Columbia Pictures and MGM Studios.

        NEIL DICKSON, age 42, has served as the Executive Vice President, Treasurer and General Counsel of the Company since April 2000. In March 2001, he became Chief Operating Officer and prior to that he was Executive Vice President. Mr. Dickson has been practicing law for over 18 years. From December 1996 through April 2000, Mr. Dickson was a partner at Morris, Manning, & Martin, LLP, a major southeastern law firm. From 1984 through 1996, Mr. Dickson was an associate, partner and then managing partner at Gray & Gilliland, PC. Mr. Dickson has extensive experience representing media and technology clients as a corporate, M&A and securities lawyer. Mr. Dickson earned a B.A. from the University of Michigan in 1981 and a J.D. from the University of Buffalo School of Law in 1984.

        Effective April 15, 2002, Mr. Dickson left the Company to return to the practice of law. It is expected that Mr. Dickson will continue to represent the Company as outside counsel.

        The Company's executive officers are elected annually by, and serve at the pleasure of, the Board of Directors, subject to the terms of any employment agreements. Each of Thomas Rocco, Patrick Doran, and Neil Dickson has entered into a multi-year employment agreement with the Company. See "Employment Agreements." No family relationships exist between any directors or executive officers of the Company.

Executive Compensation

        The following table sets forth certain information with respect to the annual and long-term compensation for the fiscal years ended December 31, 2001, 2000, and 1999, of (i) the Company's

Chief Executive Officer, (ii) each of the other executive officers of the Company serving as of December 31, 2001, and (iii) the most highly compensated executive officer of the Company during 2001 who was not serving as of December 31, 2001 (such persons are sometimes collectively referred to herein as the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE

Long-Term Compensation
Annual Compensation
Name and Principal Position(1)						Securities Underlying Options
	Year	Salary		Bonus
Jason Elkin Former Chief Executive Officer and Chairman of the Board	2001 2000 1999	$524,999 555,542 458,624	*		$100,000 100,000 100,000	— 100,000 50,000
Thomas Rocco(2) President	2001 2000 1999	$515,846 15,384 —			— — —	50,000 50,000 —
Patrick Doran(3) Chief Financial Officer and Secretary	2001 2000 1999	$315,961 291,096 234,846			$30,000 30,000 60,000	50,000 200,000 20,000
Neil Dickson(4) Chief Operating Officer, Treasurer and General Counsel	2001 2000 1999	$382,480 242,307 —			$50,000 — —	50,000 150,000 —
Geoffrey Kanter(5) Former President of Armed Forces Communications, Inc. (subsidiary)	2001 2000 1999	$355,232 318,000 134,428	**	$	— — 50,000	— 100,000 50,000

(1)
In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.

(2)
Mr. Rocco joined the Company in December 2000 as President of Advertising Sales and has served as our President since January 2001.

(3)
Mr. Doran joined the Company in September 1997.

(4)
Mr. Dickson joined the Company in April 2000.

(5)
Mr. Kanter joined the Company in July 1999. Mr. Kanter left the Company in July 2001.

*
Represents compensation paid to Mr. Elkin from January 1, 2001 through period ending October 31, 2001.

**
Represents salary paid by Market Place Media ("MPM") from January 1, 2001 through July 10, 2001 of $180,232. CTN sold MPM on July 10, 2001. Mr. Kanter received a $175,000 lump sum payment from CTN pursuant to a settlement and release agreement upon the sale of MPM.

Stock Option Grants

        The following table sets forth information concerning stock option grants made during the year ended December 31, 2001 to the Named Executive Officers and certain former Executive Officers.

These grants are also reflected in the Summary Compensation Table. The Company has not granted any stock appreciation rights.

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		% of Total Options Granted to Employees in Fiscal Year 2000
	Number of Securities Underlying Options Granted
Name			Exercise Price ($/Share)(1)	Expiration Date
					5%	10%
Jason Elkin	0	0%	—	—	—	—
Thomas Rocco(2)	50,000	8.4	1.36	7/10/06	$19,270	$43,880
Patrick Doran(2)	50,000	8.4	1.36	7/10/06	19,270	43,880
Neil Dickson(2)	50,000	8.4	1.36	7/10/06	19,270	43,880

(1)
The exercise price of the options granted was equal to the fair market value of the underlying stock on the date of grant.

(2)
Grants become exercisable in equal installments on the first three anniversaries of the date of grant. Vesting may be accelerated upon the occurrence of certain events.

Stock Option Holdings in 2001

        The following table sets forth information concerning unexercised options, including the aggregate dollar value of in-the-money options, held by the Named Executive Officers and certain former Executive Officers as of December 31, 2001 and as adjusted to reflect the one-for-five reverse stock split effective November 12, 1997. The closing price of the Common Stock underlying the options on December 31, 2001 (the last trading day of the fiscal year) on The Nasdaq SmallCap Market ("Nasdaq") was $1.00 per share. No options were exercised by the Named Executive Officers in the year ended December 31, 2001.

FISCAL YEAR-END OPTION VALUES

	Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Jason Elkin(1)	0	—	$0.00	$0.00
Thomas Rocco	16,666	83,334	0.00	0.00
Patrick Doran	265,200	50,000	0.00	0.00
Neil Dickson	150,000	50,000	0.00	0.00
Geoffrey Kanter	0	—	0.00	0.00

(1)
The options held by Mr. Elkin on the date of his termination have expired.

Long-Term Incentive Plan Awards

        No awards were made by the Company under any long-term incentive plan during the year ended December 31, 2001.

Employment Agreements

        Messrs. Elkin, Rocco, Doran, Dickson and Kanter are and/or were employed by the Company pursuant to written employment agreements. Mr. Martin Grant, former Chief Operating Officer, entered into an employment agreement with the Company in May, 1999 and entered into a severance agreement upon the termination of employment in January 2001.

        Mr. Elkin's employment agreement, which was amended on May 22, 2000, extends the term of his employment until April 25, 2004 and is automatically renewed for additional one-year periods unless either party provides written notice of termination at least six months in advance of the termination date. Mr. Elkin received an annual salary of $564,300 for the twelve months ended April 29, 2001. Mr. Elkin's employment agreement provides him with an annual raise of at least ten percent and an annual bonus in an amount determined by the Compensation Committee. Mr. Elkin's employment agreement also contains a covenant not to compete with the Company. In November 2001, Mr. Elkin resigned his position as Chairman and CEO of the Company. Total compensation paid to Mr. Elkin from January 1, 2001 through October 31, 2001 including bonus was approximately $625,000.

        Pursuant to a termination and payment agreement executed by the Company and Mr. Elkin, Mr. Elkin will receive $665,000 from U-C Holdings, L.L.C. The agreement provides for Mr. Elkin to receive payments over an eighteen-month period commencing November 30, 2001. Mr. Elkin receives 2.5% interest on the outstanding balance of this obligation. To fund this obligation of U-C Holdings, L.L.C, the Company declared a $665,000 dividend payable pursuant to a promissory note, to U-C Holdings, L.L.C. The payment terms of such promissory note match Mr. Elkin's payment terms. Additionally, the Company is obligated to provide health insurance coverage at the Company's expense until the earlier of April 25, 2004, or the date Mr. Elkin accepts other employment and obtains health coverage. Pursuant to the termination agreement all other financial obligations under Mr. Elkin's employment agreement were cancelled.

        Mr. Rocco's employment agreement has a term of two years from December 11, 2000. Mr. Rocco's contract provides that he is entitled to an annual salary of $500,000, subject to increases in the discretion of the Board of Directors, an annual bonus to be determined by the Company on a yearly basis and an automobile allowance of $1,000 per month. Mr. Rocco's annual bonus is calculated as ten percent (10%) of net revenue (net of agency commission and sales commission) that exceeds the Company's revenue projection for College Television Network as determined by the Company on an annual basis. Mr. Rocco did not receive a bonus in 2001. If Mr. Rocco is terminated without cause, he would be entitled to his base salary for the remainder of the term of his employment agreement. If Mr. Rocco does not meet certain revenue goals for College Television Network, the Company is entitled to terminate him for cause and pay no severance. Pursuant to his employment agreement and subsequently at the discretion of the Board of Directors, Mr. Rocco has been granted options to purchase 100,000 shares of Common Stock. Such options vest over three years, with immediate vesting upon a change of control of the Company. Mr. Rocco's Employment Agreement also includes a covenant not to compete with the Company.

        Mr. Doran's employment agreement had an initial term of three years from September 10, 1997, which term was extended for an additional three-year term beginning January 1, 2000. Mr. Doran's contract, as amended as of January 1, 2000, provides that he is entitled to an annual salary of $275,000, subject to increases in the discretion of the Board of Directors and an annual bonus to be determined by the Company on a yearly basis. The amount and calculation of Mr. Doran's annual bonus is the sum of (i) $20,000 if the Company achieves 80% of its affiliate relations goal (to be determined by the Company), plus (ii) $20,000 if the Company achieves 80% of its stated sales goal (to be determined by the Company), plus (iii) $20,000 at the discretion of the Chief Executive Officer of the Company. In the event that the Company does not achieve 80% of its affiliate relations goal or stated sales goal, Mr. Doran may still receive a bonus at the discretion of the Chief Executive Officer of the Company. If

Mr. Doran is terminated without cause, he would be entitled to his base salary plus benefits and bonus for the remainder of the term of his employment agreement. Pursuant to the original employment agreement and amended employment agreement, Mr. Doran has been granted options to purchase 265,200 shares of Common Stock, such options to vest in full on October 25, 2001. In July 2001, Mr. Doran was granted options to purchase 50,000 shares of common stock. The grant becomes exercisable in three equal installments on the anniversary date of the grant. Mr. Doran's employment agreement also includes a covenant not to compete with the Company.

        Mr. Dickson's employment agreement has a term of four years from April 15, 2000. Mr. Dickson's contract provides that he is entitled to an annual salary of $350,000 and an automobile allowance of $750 per month. Mr. Dickson's contract provides him with an annual raise of at least ten percent and an annual bonus of up to $50,000 payable at the sole discretion of the Chief Executive Officer of the Company. If Mr. Dickson is terminated without cause, he would be entitled to his base salary (as adjusted for raises) for the remainder of the employment period. Pursuant to the employment agreement, Mr. Dickson has been granted options to purchase 150,000 shares of Common Stock, such options to vest in full on April 15, 2001. In July 2001, Mr. Dickson was granted options to purchase 50,000 shares of common stock. The grant becomes exercisable in three equal installments on the anniversary date of the grant. Mr. Dickson's contract also includes a covenant not to compete with the Company. Effective April 15, 2002, Mr. Dickson left the Company to return to the practice of law. It is expected that Mr. Dickson will continue to represent the Company. As severance, Mr. Dickson will be paid the difference between what he would have been paid at the Company during the term of his Employment Agreement and his new compensation, if it is less than what he would have been paid at the Company.

        Mr. Kanter's employment agreement had a term of three years from August 23, 1999. Mr. Kanter's contract provided that he is entitled to an annual salary of $300,000, subject to increases in the discretion of the Board of Directors, an annual bonus to be determined by the Company on a yearly basis and an automobile allowance of $750 per month. The amount and calculation of Mr. Kanter's annual bonus is the sum of (i) $100,000 if Market Place Media achieves 100% of its EBITDA (as calculated by the Company), plus (ii) such amount as the Board of Directors of the Company determines from time to time. If Mr. Kanter is terminated without cause, he would be entitled to his base salary for the remainder of the term of his employment agreement. In conjunction with the sale of MPM and pursuant to a payment and general release agreement, Mr. Kanter received a lump sum settlement of $175,000 from the proceeds received from the sale of MPM. The Company also provides health insurance coverage to Mr. Kanter until August 23, 2002 pursuant to the agreement. All other rights and privileges pursuant to Mr. Kanter's original employment agreement were cancelled. Mr. Kanter's employment agreement also included a covenant not to compete with the Company, which remained in place in conjunction with his severance.

        Mr. Martin Grant was released from his position with the Company in January 2001. On January 15, 2001, Mr. Grant entered into a Payment Agreement and General Release with the Company and U-C Holdings, L.L.C., pursuant to which Mr. Grant agreed to waive any and all claims that he may have against the Company or U-C Holdings, L.L.C. in connection with the termination of his employment or otherwise. The Company agreed to pay Mr. Grant the pro-rata portion of his base salary through and including October 15, 2001, which payments were made in the amount of $405,769 in regular installments in accordance with the Company's general payroll practices. The Company also agreed to permit Mr. Grant and his dependents to continue to receive benefits under the Company's health and dental insurance policies until the earlier of the date Mr. Grant accepts other employment or October 15, 2001.

Indemnification of Directors and Officers

        The Company's Restated Certificate of Incorporation includes certain provisions permitted pursuant to the Delaware General Corporation Law (the "GCL"), whereby officers and directors of the Company are to be indemnified against certain liabilities. The Restated Certificate of Incorporation also limits to the fullest extent permitted by the GCL a director's liability to the Company or its Stockholders for monetary damages for breach of any fiduciary duty as a director, except where a director (i) breaches his or her duty of loyalty to the Company or its Stockholders, (ii) fails to act in good faith or engages in intentional misconduct or a knowing violation of the law, (iii) authorizes payment of an unlawful dividend or stock repurchase or redemption or (iv) obtains an improper personal benefit. This provision of the Restated Certificate of Incorporation has no effect on any director's liability under Federal securities laws or the availability of equitable remedies, such as injunction or recession, for breach of fiduciary duty. The Company believes that these provisions will facilitate the Company's ability to continue to attract and retain qualified individuals to serve as directors and officers of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's directors and executive officers, and persons who own more than ten (10%) percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company no person failed to file on a timely basis a report required by Section 16(a) of the 1934 Act, for the transactions indicated, during the twelve months ended December 31, 2001.

STOCK PERFORMANCE GRAPH

        The following line-graph provides a comparison of the cumulative total shareholder return on the Company's Common Stock for the period beginning on December 31, 1995 through December 31, 2001, against the cumulative shareholder return during such period achieved by The Russell 2000 Index (the "Russell 2000") and PRIMEDIA, Inc., a publicly-traded media company ("PRIMEDIA"). The graph assumes that $100 was invested on December 31, 1995 in our Common Stock and in each of the comparison indices, and assumes reinvestment of dividends, if any.

The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (collectively, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

PROPOSAL 2
AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

        The Board of Directors of the Company at a meeting duly held and by written consent has adopted and approved the Amendment to the Amended and Restated Certificate of Incorporation of the Company in the form attached hereto as Exhibit A which incorporates amendments (the "Charter Amendments") to (i) effect a one-for-six reverse stock split of the Company's currently issued and outstanding Common stock (the "Reverse Stock Split"), (ii) change the par value of the Common Stock from $0.005 per share to $0.030 per share, and (iii) increase the number of authorized preferred shares of stock from 2,800,000 shares to 12,800,000, of which 2,443,330 shares are outstanding. The Charter Amendments will become effective upon the approval of a majority of the aggregate voting power represented by shares of Common Stock and the Voting Preferred Stock, and the filing of the Charter Amendments with the Secretary of State of Delaware.

Reverse Stock Split and Change of Par Value

        The Board of Directors of the Company believes it is in the best interest of the Company and its shareholders to effect the Reverse Stock Split. Adoption of the Reverse Stock Split will reduce the presently issued and outstanding shares of Common Stock from approximately 15,086,547 to approximately 2,514,425. In addition, the Common Stock into which the Preferred Stock is convertible into (including dividends) will reduce from approximately 19,062,672 shares of Common Stock to 3,177,112 shares of Common Stock. As a result of the Reverse Stock Split, the stockholders of the Company will own, following effectiveness of the Charter Amendments, one-sixth of the number of shares of Common Stock currently owned by them, but will not experience a decrease in their respective percentages of stock ownership in the Company.

        It is believed the Reverse Stock Split will allow the Company to continue to meet one of the requirements for listing on the Nasdaq SmallCap Market ("Nasdaq SmallCap"). The rules for continued listing on Nasdaq SmallCap require a minimum bid price of $1.00 per share of common stock of the issuer. Companies failing to satisfy the new requirements for continued listing are allowed six months to meet the new requirements. The Company has until August 13, 2002 to meet this requirement or be subject to delisting. The average bid price of the Company's common stock has recently been less than $1.00 per share, and the Company has received notice from Nasdaq SmallCap that the Common Stock will be delisted unless the Common Stock has a bid price at $1.00 per share or more for ten consecutive trading days prior to August 13, 2002. Accordingly, it is believed that effecting a one-for-six reverse stock split will allow the bid price of the Common Stock to be approximately six times the recent average, and thereby more than satisfy a $1.00 per share minimum bid price of Nasdaq SmallCap.

        No fractional shares will be issued. Each beneficial holder of Common Stock of record on the Effective Date who would be entitled to a fractional interest resulting from the Reverse Stock Split will receive cash in the amount of the fair value of such fractional interest promptly following the Effective Date. The fair value of fractional interests will be determined by the average closing price per share of Common Stock on Nasdaq SmallCap for the 30-day trading period immediately preceding the Effective Date, multiplied by six to account for the Reverse Stock Split.

        In connection with the Reverse Stock Split, the Board of Directors has approved the change of the par value of the Common Stock from $0.005 per share to $0.030 per share. The change in par value was determined by the Board of Directors to be in the best interest of the Company in order that the stated capital of the Company on its balance sheet and for Delaware corporate law purposes will not be materially affected by the consolidation of the outstanding shares of Common Stock resulting from the Reverse Stock Split. Except for changes resulting from the Reverse Stock Split and the change in par value, the rights and privileges of holders of shares of Common Stock will remain the same, both before and after the Reverse Stock Split.

Federal Income Tax Consequences of Reverse Stock Split

        The following information is based on discussions with counsel. No opinion of counsel has been obtained. Stockholders are advised to consult with their own tax advisors for more detailed information relating to their individual federal state and local tax circumstances.

1.
The proposed Reverse Stock Split will be a reorganization described in section 368 (a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

2.
The Company will recognize no gain or loss as a result of the proposed Reverse Stock Split.

3.
Except to the extent Stockholders receive cash in lieu of fractional shares, Stockholders will recognize no gain or loss to the extent that currently outstanding shares of Common Stock are exchanged for new shares of Common Stock pursuant to the proposed Reverse Stock Split.

4.
The aggregate tax basis of the new Common Stock received in exchange for Common Stock pursuant to the proposed Reverse Stock Split will be the same as the Stockholders' aggregate basis in the stock exchanged. Therefore, the new shares of Common Stock in the hands of a Stockholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of Common Stock held by that Stockholder immediately prior to the proposed Reverse Stock Split.

5.
Each Stockholder will recognize a gain or loss to the extent that the Stockholder receives cash in lieu of a fractional share resulting from the Reverse Stock Split equal to the difference between the cash received and the basis of the fraction of Common Stock to which that Stockholder would otherwise be entitled following the Reverse Stock Split.

Increase in Authorized Preferred Stock

        The Board of Directors of the Company believes it is in the best interest of the Company and its Stockholders to increase the number of authorized shares of Preferred Stock from 2,800,000 shares to 12,800,000 shares, of which 2,176,664 are outstanding as Series A Preferred and 266,666 are outstanding as Series B Preferred. The new authorized and unissued Preferred Stock will be "blank check" preferred, in that the Board of Directors will have the authority to set the terms of such Preferred Stock, including, but not limited to, dividend or interest rates, conversion prices, voting rights, redemption prices and maturity dates.

        In order to fund necessary working capital needs, the Company hopes to obtain additional financing through the issuance of equity. It is likely that an investor will require preferred stock. The Company does not have enough authorized and unissued Preferred Stock to be issued in the case of a large investment. The Company has retained an investment banker, Intratech Capital Partners in London, to assist in raising capital. In addition, the Company has retained other investment bankers to assist in raising capital in the United States. At this point in time, the Company is not in negotiations with any specific potential investor. This newly authorized Preferred Stock takes into account the Reverse Stock Split and will not be adjusted. Depending upon the terms of a proposed purchase of Preferred Stock and the number of shares to be issued, a further vote of Stockholders may not be required.

        The Board of Directors of the Company recommends that Stockholders vote for the adoption of the Charter Amendments.

PROPOSAL 3
SELECTION OF INDEPENDENT ACCOUNTANTS

        Subject to ratification by the Stockholders, the Board of Directors has selected the firm of PricewaterhouseCoopers LLP ("PWC"), as the Company's independent accountants for the year ending December 31, 2002. If the Stockholders do not ratify the selection of PWC, the Board of Directors will reconsider the matter. Representatives of PWC are expected to be present at the Annual Meeting of Stockholders to make a statement and they will be available to respond to appropriate questions from Stockholders.

        The Company engaged PWC, then known as Price Waterhouse, L.L.P., effective June 24, 1997, as the principal accountant to audit the Company's financial statements. During the Company's three most recent fiscal years and any subsequent interim periods prior to engaging PWC, neither the Company nor anyone on its behalf consulted PWC regarding any matter described in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Audit Fees

        The aggregate fees billed by PWC for professional services rendered in connection with the audit of the Company's financial statements included in the Company's Annual Report on Form 10-K for Fiscal Year 2001, as well as for the review of the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q during Fiscal Year 2001 totaled $155,000.

Financial Information Systems Design and Implementation Fees

        No fees other than those described above under the caption "Audit Fees" and those described below under the caption "All Other Fees" were billed to the Company by PWC for professional services in fiscal year 2001.

All Other Fees

        The aggregate fees billed by PWC for professional services rendered other than as stated under the captions Audit Fees and Financial Information Systems Design and Implementation Fees above were $153,925. The Audit Committee of the Board of Directors considers the provision of these services to be compatible with maintaining the independence of PWC. The fees related to preparing tax returns, expert witness fees and consulting services related to the sale of MPM.

        The Board of Directors of the Company recommends that Stockholders vote for the ratification of PricewaterhouseCoopers LLP as independent accountants.

SOLICITATION OF PROXIES

        The Board of Directors does not know of any other matters that may come before the Annual Meeting of Stockholders. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying Proxy Card to vote, or otherwise act, in accordance with their judgment on such matters.

        All costs of solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit Proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses in connection with the distribution of proxy solicitation material.

OTHER MATTERS

        Proposals of Stockholders intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company at its principal office in New York, New York not later than December 16, 2002 for inclusion in the Proxy Statement for that Meeting.

MATERIAL INCORPORATED BY REFERENCE

        The financial statements and related information contained in Part II of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission under the 1934 Act, are incorporated in this Proxy Statement by reference.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ THOMAS ROCCO Thomas Rocco President

EXHIBIT A

CERTIFICATE OF AMENDMENT OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CTN MEDIA GROUP, INC.

        CTN Media Group, Inc., a corporation organized and existing under the laws of the state of Delaware (the "Corporation"), does hereby certify that:

1.
The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 17, 1989, and amended and restated most recently by the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April    , 2001.

2.
The amendments to the Amended and Restated Certificate of Incorporation set forth in this Certificate of Amendment of the Amended and Restated Certificate of Incorporation was duly adopted pursuant to Section 242 of the General Corporation Law of the State of Delaware.

3.
The terms and provisions of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation (i) have been approved by the Board of Directors or Executive Committee of the Board of Directors of the Corporation in resolutions setting forth and declaring advisable the amendment contained herein and (ii) have been duly approved by the required number of shares of outstanding stock of the Corporation, in each case pursuant to and in accordance with Section 242 of the Delaware General Corporation Law.

4.
Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

          FOURTH: Section 1. The total number of shares of capital stock which the Corporation shall have authority to issue is Sixty Two Million Eight Hundred Thousand (62,800,000) shares, of which Fifty Million (50,000,000) shares shall be Common Stock, par value $0.030 per share, and Twelve Million Eight Hundred Thousand (12,800,000) shares will be Preferred Stock, par value $0.001 per share.

  Section 2. Upon the effectiveness of this amendment ("Effective Date"), each share of Common Stock, par value $0.005 per share, of the Corporation issued and outstanding shall, by virtue of this amendment to the Corporation's Amended and Restated Certificate of Incorporation, automatically and without further action, be combined into one sixth (1/6th) of one (1) share of fully paid and nonassessable Common Stock, par value $0.030 per share, of the Corporation, subject to the treatment of fractional shares interests described below. Following the effectiveness of this amendment, each theretofore outstanding certificate for Common Stock of the Corporation shall, without any action on the part of the holder thereof, thereupon and thereafter, until surrendered as hereinafter provided, represent one-sixth of the number of shares of the Common Stock represented by such certificate, subject to the treatment of fractional shares interests described below. The registered holder of each such certificate may on or after the date hereof surrender such certificate to the Corporation for cancellation and, upon such surrender, shall receive in exchange therefor, without charge, a new certificate registered in the name of such holder representing one-sixth of the number of shares of the Common Stock which, prior to the date of filing hereof was represented by the certificate(s) representing shares of Common Stock, subject to the treatment of fractional shares interests described below.

  Section 3. No fractional shares of Common Stock of the Corporation shall be issued. No stockholder of the Corporation shall transfer any fractional shares of Common Stock of the Corporation. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation.

  Section 4. A holder of Common Stock at the Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing prices of the Common Stock on the thirty (30) trading days preceding the Effective Date (as adjusted for the combination effected by Section 2) (or if such prices are not available, the average of the last bid and asked prices of the Common Stock on such days (as adjusted for the combination effected by Section 2) or other price determined by the Board of Directors or Executive Committee thereof).

  Section 5. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each such series of Preferred Stock shall include, but not be limited to, determining the following:

    (a)
    the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

    (b)
    whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

    (c)
    the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

    (d)
    whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

    (e)
    the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

    (f)
    whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

    (g)
    whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

    (h)
    the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

    (i)
    the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

2

    (j)
    any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

          The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

5.
This Certificate of Amendment of the Amended and Restated Certificate of Incorporation of CTN Media Group, Inc. shall be effective at 12:01 a.m. on            , 2002.

In witness whereof, said CTN Media Group, Inc. has caused this certificate to be signed by Patrick G. Doran, its Secretary, this    day of April, 2002.

CTN MEDIA GROUP, INC.

By:	Secretary

3

CTN Media Group, Inc.
3350 Peachtree Road
Suite 1500
Atlanta, Georgia 30326

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Thomas Rocco and Patrick G. Doran, and each of them, with full power of substitution, as Proxy, to represent and vote all the shares of Common Stock of CTN Media Group, Inc. held of record by the undersigned on April 5, 2002, at the Annual Meeting of Stockholders to be held on May 24, 2002 or any adjournment therreof, as designated on the reverse side hereof and in their direction as to other matters.

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING, AND WE APPRECIATE YOUR COOPERATION.

(PLEASE DATE AND SIGN ON REVERSE)

(CONTINUED ON REVERSE SIDE)

Please date, sign and mail your proxy card as soon as possible.

Annual Meeting of Stockholders of CTN Media Group, Inc.
May 24, 2002

Please Detach and Mail in the Envelope Provided.
A ☒ Please mark your votes as in this example.

The Board of Directors Recommends a vote "FOR all nominees" in Proposal 1 and "FOR" Proposals 2 and 3

Proposal 1—Election of the following Nominees as Directors:

Nominees:	Jason Elkin Sergio Zyman Avy H. Stein Steven Haft	C. Thomas McMillen Daniel M. Gill Thomas A. Rocco Christopher G. Boehm	Stephen Roberts Hollis Rademacher James W. Wood Robert Callahan

FOR all Nominees listed at right (except as marked to the contrary) ☐	WITHHELD for all Nominees listed at right ☐	(To withhold authority to vote for any individual nominee, strike a line through the nominee's name)

Proposal 2—Approval of the Amendment to the Company's Certificate of Incorporation as set forth in the accompanying Proxy Statement.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3—Approval of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The shares represented by this Proxy will be voted as directed by the Stockholder. If no direction is given when the duly executed Proxy is returned, such shares will be voted "FOR" all nominees in Proposal 1 and "FOR" Proposals 2 and 3.

Please mark, date and sign as your name appears above and return the enclosed envelope.

Signature

Date

Signature (if held jointly)

Date

NOTE: Please sign exactly as your name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
STOCK PERFORMANCE GRAPH
PROPOSAL 2 AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
PROPOSAL 3 SELECTION OF INDEPENDENT ACCOUNTANTS
SOLICITATION OF PROXIES
OTHER MATTERS
MATERIAL INCORPORATED BY REFERENCE
CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CTN MEDIA GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS